EXHIBIT 11.1


                                          Year ended        Nine months ended
                                      December 31, 1995     December 31, 1996
                                      -----------------     -----------------

Primary Earnings Per Share
--------------------------
Net loss                                 $ (648,302)          $(1,223,127)
                                         ==========           ===========
Weighted average number of
  common shares outstanding
  during year                            $2,201,662             2,249,683

Add common equivalent shares
  (as determined by the
  application of the treasury
  stock method) representing
  shares issuable upon assumed
  exercise of stock warrants                     --                    --
                                         ----------           -----------
Weighted average number of
  common shares used in
  calculation of primary
  earnings per share                      2,201,662             2,249,683
                                         ==========           ===========
Earnings per common share
  assuming no dilution                         (.30)                 (.54)
                                         ==========           ===========
Fully Diluted Earnings Per Share
----------------------------
Net loss                                   (648,302)          $(1,223,127)
                                         ==========           ===========
Weighted average number of common
  shares outstanding during year          2,201,662             2,249,683

Add common equivalent shares (as
  determined by the application
  of the treasury stock method)
  representing shares issuable
  upon assumed exercise of stock
  warrants                                       --                    --
                                         ----------           -----------
Weighted average number of
  common shares used in
  calculation of fully diluted
  earnings per share                      2,201,662             2,249,683
                                         ==========           ===========
Earnings per common share
  assuming full dilution                       (.30)                 (.54)
                                         ==========           ===========